Exhibit 99.1

NEWS RELEASE Investor Contacts Lisa Elliott, DRG&L lelliott@drg-l.com / 713-529-6600 C&J Energy Services, Inc. Danielle Hunter, Senior Counsel dhunter@cjenergy.com (713) 260-9900

C&J Energy Services, Inc. To Acquire Casedhole Holdings, Inc.

Company schedules conference call for Thursday, June 7, 2012 at 10:00 a.m. Eastern

HOUSTON, TEXAS, June 6, 2012 – C&J Energy Services, Inc. (NYSE:CJES) (“C&J” or the “Company”) today announced that it has entered into a definitive purchase agreement to acquire all of the outstanding equity interests of Casedhole Holdings, Inc. and its operating subsidiaries, including Casedhole Solutions, Inc. (“Casedhole”), for approximately $272.5 million in cash, subject to customary closing adjustments.

Headquartered in Houston, Texas, Casedhole is a leading multi-regional, independent provider of cased-hole wireline and other complementary services for energy producers in the United States. With 12 district locations, Casedhole provides premium services in the most complex and demanding operating environments focusing on oily and liquids-rich basins. We expect the addition of Casedhole to be immediately accretive to C&J’s 2012 earnings and cash flow per share. The transaction is expected to close prior to June 8, 2012 upon satisfaction of customary closing conditions. No shareholder vote is required for the approval of the transaction, and the acquisition is not subject to a financing contingency. The transaction received early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

Josh Comstock, President and Chief Executive Officer, stated, “This transaction advances C&J’s goal to become a large scale, geographically diversified provider of the most technologically advanced completion services. With this acquisition, we are adding best-in-class wireline services to our premium hydraulic fracturing, coiled tubing and pressure pumping offerings, making us one of the few U.S. companies that simultaneously offer each of these completion services to our growing base of customers. We are especially pleased to be able to acquire and team with a rapidly growing company whose growth strategy and operating model closely mirrors C&J’s. Both companies provide the most efficient and effective solutions for customers with the most complex and demanding well completion requirements. C&J offers Casedhole the opportunity to grow more rapidly with greater access to capital and C&J intends to leverage Casedhole’s expanding market share in geographic regions in which we are not currently operating.”

The various benefits that Casedhole will bring to C&J include:

•

An expanded geographic presence in 10 of the most active U.S. areas, including the Williston and Uinta Basins and the Marcellus, Utica, Avalon and Bone Springs shale plays where C&J currently does not have a presence;

•	A loyal and expanding customer base of leading E&P operators which is largely non-overlapping and complementary to C&J’s existing customer base;

•

A seasoned management team with extensive large-cap oilfield services management experience, as well as a full roster of skilled engineers and field-level personnel that bring extensive technical expertise and domestic and international basin knowledge;

•

Premium, custom-built assets, including 58 wireline units with an average age of less than three years, compared to an industry average of 10 to 15 years, and 11 pumpdown units that were added during the past five months;

•

Industry leading EBITDA margins and significant revenue growth that since June 2009 has outpaced the U.S. land rig count growth by more than 8 times. Casedhole’s trailing 12 month revenue as of March 31, 2012 was $156.8 million, with substantial equipment additions occurring throughout the 12 month period;

•	A superior track record of efficient wireline service, with an historical perforation success rate well in excess of the wireline industry average; and

•	Horizontal pumpdown and high pressure, high temperature completion applications that will be complementary to C&J’s existing suite of services.

“We look forward to the addition of Don Gawick, Casedhole’s President and Chief Executive Officer who is joining C&J, to head up our new wireline division. Mike Hobbs, Lance Dunn, Ed Keppler, and Tom Wilkins, all experienced managers who played an integral role in the growth of Casedhole, will also be joining C&J. Together, we will continue to lead our combined teams to provide our respective customers with additional choice in service offerings while maintaining each company’s existing quality of service. By further expanding our service lines and leveraging Casedhole’s geographic and customer footprints, we expect this acquisition to facilitate significant growth across each service line and result in long-term increases to stockholder value,” concluded Comstock.

C&J is funding the purchase of Casedhole through $220 million drawn from the Company’s senior secured revolving credit facility, with the remainder paid from cash on hand. The credit facility was increased to $400 million from $200 million in connection with the signing of the definitive purchase agreement and was led by Bank of America and Wells Fargo. The bank syndicate has expanded from seven banks to nine banks in the new facility, reflecting a strong level of confidence in our financial strength and sound future. The new facility includes increased commitments for incremental facilities and changes to certain covenants providing for future increased levels of capital expenditures and business expansion. With the closing of this credit facility, the Company has approximately $180 million of unused borrowing capacity.

Wells Fargo served to introduce the transaction to C&J and Locke Lord LLP acted as legal advisor to C&J for the acquisition.

Conference Call Information

C&J’s management team, joined by Casedhole’s management, will hold a conference call on Thursday, June 7, 2012, at 10:00 a.m. Eastern Time (9:00 a.m. Central), to discuss this transaction. To participate in the call, dial 480-629-9819 at least 10 minutes before the conference call begins and ask for the C&J conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until June 14, 2012. To access the replay, dial (303) 590-3030 and enter the pass code 4544534#.

Investors, analysts and the general public can listen to the live conference call over the Internet by accessing C&J’s website at http://www.cjenergy.com. An archive will be available shortly after the call and can be accessed for one year from C&J’s website. For more information, please contact Donna Washburn at DRG&L at (713) 529-6600 or e-mail dmw@drg-l.com.

About C&J Energy Services, Inc.

We are an independent provider of premium hydraulic fracturing, coiled tubing and pressure pumping services with a focus on complex, technically demanding well completions. In addition, through our subsidiary Total E&S, Inc., we manufacture and repair equipment to fulfill our internal needs as well as for third party companies in the energy services industry. We operate in what we believe to be some of the most geologically challenging basins in South Texas, East Texas/North Louisiana, Western Oklahoma and West Texas/East New Mexico. We are in the process of acquiring additional hydraulic fracturing fleets and evaluating opportunities with existing and new customers to expand our operations into new areas throughout the United States with similarly demanding completion and stimulation requirements.

About Casedhole Holdings, Inc.

Founded in 2005 and headquartered in Houston, Texas, Casedhole Holdings, Inc., through its operating subsidiaries (“Casedhole”), is a leading multi-regional, independent provider of cased-hole wireline and other complementary services and a market leader across the most attractive regions of oil and gas exploration and production activity. Casedhole performs critical tasks throughout a well’s lifecycle, including logging, perforating and pipe recovery. In addition, Casedhole performs complementary pressure testing, and pumpdown services. It has expertise in both horizontal and high-pressure, high-temperature completion applications. Casedhole operates its fleet of 58 wireline units, 11 pumpdown units and pressure control equipment through 12 district offices in 10 of the most active basins and shale plays in the United States. Casedhole is majority owned by Intervale Capital, a private equity fund focused on investments in the oil field services industry.

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of our new fracturing fleets or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas industry; and costs and availability of resources.

For additional information regarding known material factors that could cause our actual results to differ from our present expectations and projected results, please see our filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed on June 6, 2012, Quarterly Report on Form 10-Q for the period ended March 31, 2012 and Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Readers are cautioned not to place undue reliance on any forward-looking statement, which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

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